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                                                                    EXHIBIT 4.03
                                COMPREVIEW, INC.
                             1995 STOCK OPTION PLAN


         1. PURPOSE. The purpose of this Plan is to promote the success of the Company by providing an additional means by which the Company can attract, motivate, retain and reward selected key employees and directors of the Company and selected key consultants, vendors, customers and others expected to provide significant services to the Company.

         2.      DEFINITIONS.

         (a)     "Board" means the Board of Directors of the Company.

         (b)     "Code" means the Internal Revenue Code of 1986, as amended.

         (c) "Committee" means the committee, if any, appointed by the Board in accordance with Section 4 of the Plan.

         (d) "Common Stock" means the Common Stock, no par value, of the Company.

         (e)     "Company" means CompReview, Inc., a California corporation.

         (f) "Disability" means the condition of an Employee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment (other than one caused by alcohol or drug dependency) which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

         (g) "Disinterested Person" means an administrator of the Plan, whether a member of the Board, or the Committee if there be one, who: (i) has not, during the one year prior to service as an administrator of the Plan, or during such service, been granted or awarded equity securities pursuant to the Plan, or any other plan of the Company or any of its affiliates; except that the following shall not disqualify a director from being a disinterested person: (1) participation in a formula plan meeting the requirements of Rule 16b-3(c)(2)(ii) of the Exchange Act; (2) participation in an ongoing securities acquisition plan meeting the conditions of Rule 16b-3(d)(2)(i); or (3) an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly cash and partly securities.

         (h) "Employee" means an individual who is employed (within the meaning of Code Section 3401 and the regulations thereunder) by the Company or a Subsidiary.

         (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (j) "Exercise Price" means the price per Share of Common Stock, determined by the





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Board, or the Committee if there be one, at which an Option may exercised.

         (k) "Fair Market Value" means the value of one (1) Share of Common Stock, determined as follows:

                 (1) If the Shares are traded on an exchange, the price at which the Shares traded at the close of business on the date of valuation;

                 (2) If the Shares are traded over-the-counter on the NASDAQ System, the closing price if one is available, or the mean between the bid and asked prices on said System at the close of business on the date of valuation; and

                 (3) If neither (1) nor (2) applies, the fair market value as determined in good faith by the Board, or the Committee if there be one. Such determination shall be conclusive and binding on all persons.

         (l)     "Option" means any stock option granted pursuant to the Plan.

         (m) "Option Agreement" means the agreement between an Optionee and the Company evidencing the Option granted to the Optionee pursuant to this Plan.

         (n) "Optionee" means an Employee or Other Qualified Person who has received an Option.

         (o) "Other Qualified Person" means an individual who is not an Employee but who is a director, vendor, customer, consultant or other provider of significant services to the Company.

         (p) "Plan" means this CompReview, Inc. 1995 Stock Option Plan, as it may be amended from time to time.

         (q) "Purchase Price" means the Exercise Price times the number of Shares with respect to which an Option is exercised.

         (r) "Retirement" means the voluntary termination of employment by an Employee upon attainment of the age of sixty-five and the completion of not less than twenty years of service with the Company.

         (s) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (t) "Share" shall mean one (1) share of Common Stock, adjusted in accordance with Section 9 of the Plan (if applicable).

         (u) "Subsidiary" shall mean any corporation at least fifty percent (50%) of the total combined voting power of which is owned by the Company or by another Subsidiary.







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         3.      EFFECTIVE DATE.  This Plan was adopted by the Board and
approved by the Company's shareholders effective October 16, 1995.

         4. ADMINISTRATION. This Plan shall be administered by the Board, if each member is a Disinterested Person, or by a Committee appointed by the Board which shall consist of two (2) or more directors, each of whom is a Disinterested Person. The requirement that an administrator be a Disinterested Person shall not apply prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act. If a Committee is appointed, the Committee shall have, in connection with the administration of the Plan, the powers of the Board with respect to the Plan, subject, however, to such resolutions, not inconsistent with the provisions of the Plan,
as may be adopted from time to time by the Board.    If a Committee has been
appointed, the Committee shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Board may abolish the Committee at any time and revest in the Board the administration of this Plan.

         The Board (or the Committee if there is one) shall have the power, subject to, and within the limitations of, the express provisions of this Plan:
(a) to from time to time at its discretion select the Employees and Other Qualified Persons who are to be granted Options, (b) determine the number of Shares to be granted to each Optionee; (c) determine the provisions of each Option granted (which need not be identical), including the Exercise Price and the time or times during the term of each Option within which all or any portion of such Option may be exercised, (d) to construe and interpret this Plan and Options granted under it, (e) to establish, amend and revoke rules and regulations for administration of this Plan, (f) to correct any defect, omission or inconsistency in this Plan or in any Option, in a manner and to the extent it shall deem necessary or expedient to make this Plan fully effective;
(g) to amend this Plan as provided in Section 11; and (h) to otherwise administer this Plan in such manner as it deems necessary or proper to promote the intent of this Plan. In no event may a member of the Board, or Committee if there be one, participate in any determination relating to Options held by or to be granted to such Board or Committee member. The interpretation and construction by the Board, or by the Committee if there be one, of any provision of this Plan or of any Option granted hereunder shall be final. No member of the Board, or of the Committee if there be one, shall be liable for any action or determination made in good faith with respect to this Plan or any Option granted hereunder.

         5. PARTICIPATION. The Optionees shall be such persons as the Board, or Committee if there be one, may select from among the following classes of persons:

                 (1) Employees of the Company or of a Subsidiary (who may be officers, whether





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         or not they are directors) and;

                 (2) Other Qualified Persons.

         6. STOCK. The stock subject to Options granted under this Plan shall be Shares of the Company's authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued upon exercise of Options under this Plan shall not exceed 60,000. The number of Shares subject to Options outstanding at any time shall not exceed the number of Shares remaining available for issuance under this Plan. In the event that any outstanding Option for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be made subject to any Option. The limitations established by this Section 6 shall be subject to adjustment in the manner provided in Section 9 hereof upon the occurrence of an event specified therein.

         7.      TERMS AND CONDITIONS OF OPTIONS.

         (a) Option Agreements. Options shall be evidenced by written Option Agreements in such form as the Board, or the Committee if there be one, shall from time to time determine. Such agreements shall comply with and be subject to the terms and conditions set forth below.

         (b) Number of Shares. Each Option Agreement shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 9 hereof.

         (c) Exercise Price. Each Option Agreement shall state the Exercise Price. Except as otherwise determined by the Board, or the Committee if there be one, the Exercise Price shall not be less than 85% of Fair Market Value on the date of grant.

         (d) Medium and Time of Payment. The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided, however, that if the applicable Option Agreement so provides, the Purchase Price may be paid (i) by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash (by check) and Shares, as long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equal the Purchase Price, (ii) by cancellation of indebtedness owed by the Company to the Optionee, (iii) with a full recourse promissory note executed by the Optionee, or (iv) any combination of the foregoing. The interest rate and other terms and conditions of such note shall be determined by the Board or the Committee, if there be one. The Board, or the Committee if there be one, may require that the Optionee pledge his or her Shares to the Company for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Shares by released to the Optionee until such note shall have been paid in full. If the Company determines that it is required to withhold state or Federal income tax as a result of the exercise of an Option, then as a condition to the exercise thereof, an Optionee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements.


















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         (e)     Term and Nontransferability of Options.  Each Option shall state the time or times which all or part thereof becomes exercisable. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted, During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee's death, the Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution.

         (f) Termination of Employment, Except by Death, Disability, or Retirement. If an Optionee ceases to be an Employee or Other Qualified Person for any reason other than his or her death, Disability, or Retirement such Optionee shall have the right, subject to the restrictions of (e) above and unless otherwise provided for in the Optionee's Option Agreement, to exercise the Option at any time within thirty (30) days thereafter, but only to the extent that, at the date of cessation, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised; provided, however, that if the Optionee was terminated for cause (as defined in the applicable Option Agreement) any Option not exercised in full prior to such termination shall be canceled. For this purpose, the employment relationship shall be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Board, or the Committee if there be one).

         (g) Death of Optionee. If an Optionee dies while an Employee or Other Qualified Person, or after either of such relationships have been terminated, but during the period while he or she could have exercised the Option under this Section 7, and has not fully exercised the Option, then subject to the restrictions of (e) above and unless otherwise provided in the Optionee's Option Agreement, the Option may be exercised in full at any time within twelve (12) months after the Optionee's death by the executors or administrators of his or her estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but only to the extent that, at the date of death, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

         (h) Disability of Optionee. If an Optionee ceases to be an Employee or Other Qualified Person by reason of Disability, such Optionee shall have the right, subject to the restrictions of (e) above and unless otherwise provided in the Optionee's Option Agreement, to exercise the Option at any time within twelve (12) months after termination of such relationship, but only to the extent that, at the date of such termination, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Stock Option Agreement and had not previously been exercised.

         (i) Retirement of Optionee. If an Optionee ceases to be an Employee by reason of Retirement, such Optionee shall have the right, subject to the restrictions of (e) above and unless otherwise provided in the Optionee's Option Agreement, to exercise the Option at any time within three
(3) months after termination of such employment, but only to the extent that, at the














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date of such termination, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

         (j) Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9 hereof.

         (k) Modification, Extension and Renewal of Option. Within the limitations of this Plan, the Board, or the Committee if there be one, may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

         (l) Other Provisions. The Option Agreements authorized under this Plan may contain such other provisions not inconsistent with the terms of this Plan (including, without limitation, restrictions upon the exercise of the Option) as the Board, or the Committee if there be one, shall deem advisable.

         8. TERM OF PLAN. Options may be granted pursuant to this Plan until the expiration of ten (10) years from the effective date of this Plan.

         9. RECAPITALIZATIONS. Subject to any required action by shareholders, the number of Shares covered by this Plan as provided in Section 6 hereof, the number of Shares covered by each outstanding Option and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. In the event of a merger or consolidation in which the Company is not the surviving corporation, the date of exercisability of each outstanding Option shall be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the Option by the successor to the Company. To the extent that the foregoing adjustments relate to securities of the Company, such adjustments shall be made by the Board or Committee, as the case may be, whose determination shall be conclusive and binding on all persons. Except as expressly provided in this Section 9, the Optionee shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or













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stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to this Plan shall not affect in any way the right or power to the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

         10.     SECURITIES LAW REQUIREMENTS.

         (a) Legality of Issuance. The issuance of any Shares upon the exercise of any Option and the grant of any Option shall be contingent upon the following:

                 (1) the Company and the Optionee shall have taken all actions required to register the Shares under the Securities Act and to qualify the Option and the Shares under any and all applicable state securities or "blue sky" laws or regulations, or to perfect an exemption from the respective registration and qualification requirements thereof;

                 (2) any applicable listing requirement of any stock exchange on which the Common Stock is listed shall have been satisfied; and

                 (3) any other applicable provision of state or Federal law shall have been satisfied.

         (b) Restrictions on Transfer. Regardless of whether the offering and sale of Shares under this Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under this Plan is not registered under the Act but an exemption is available which required an investment representation or other representation, each Optionee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 10 shall be conclusive and binding on all persons. Stock certificates evidencing Shares acquired under this Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law.

                 "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT





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         AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH
         REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

         (c) Registration or Qualification of Securities. The Company may, but shall not be obligated to register or qualify the issuance of Options and/or the sale of Shares under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Options or the sale of Shares under this Plan to comply with any law.

         (d) Exchange of Certificates. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

         11. AMENDMENT OF THIS PLAN. The Board, or the Committee if there be one, may from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue this Plan or revise or amend it in any respect whatsoever except that, without the approval of the Company's stockholders, no such revision or amendment shall:

         (a)     Increase the number of Shares subject to this Plan;

         (b) Change the designation in Section 5 hereof with respect to the classes of persons eligible to receive Options; or

         (c)     Amend this Section to defeat its purpose.

         12. EXECUTION. To record the adoption of this Plan in the form set forth above by the Board effective as of October 16, 1995, the Company has caused this Plan to be executed in the name and on behalf of the Company where provided below by an officer of the Company thereunto duly authorized.


                                      CompReview, Inc.


                                      BY: /s/ Lee Kaaren
                                         --------------------------------------
                                              Lee Kaaren, Chairman of the Board





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                                AMENDMENT NO. 1
                                       TO
                               COMPREVIEW INC.'S
                             1995 STOCK OPTION PLAN

     This Amendment No. 1 to CompReview, Inc.'s 1995 Stock Option Plan (the "Plan") is made effective as of February 15, 1996 with reference to the following:

     A. The Plan, which was adopted effective as of October 16, 1995, provides for an aggregate of 60,000 shares of common stock to be issued pursuant to the Plan.

     B. The Plan further provides that in the event of a stock split, the number of shares covered by the Plan shall be proportionately adjusted.

     C. Subsequent to the adoption of the Plan, the outstanding shares of common stock of CompReview, Inc. were split 10 for 1.

     As a result of the foregoing, the second sentence of Section 6 of the CompReview, Inc. 1995 Stock Option Plan is hereby amended to read in its entirety as follows: "The aggregate number of Shares which may be issued upon exercise of Options under this Plan shall not exceed 600,000."

     All other terms of the Plan remain unchanged and in full force and effect.

     To record the adoption of this Amendment No. 1 to the Plan by the shareholders and Board of Directors on the date hereof, the Company has caused this Amendment No. 1 to be executed in the name and on behalf of the company where provided below by an officer of the company thereunto duly authorized.



                                        CompReview, Inc.


                                        By: /s/ Lee Kaaren
                                        -------------------------------------
                                            Lee Kaaren, Chairman of the Board